                                                                    EXHIBIT 4.3B

-------------------------------------------------------------------------------

                      SHAREHOLDERS AND REGISTRATION RIGHTS
                                    AGREEMENT

                            Dated as of July 29, 1998

                                      among

                          CLASSIC COMMUNICATIONS, INC.

                                       AND

                              CERTAIN STOCKHOLDERS

                                       AND

                        MERRILL, LYNCH, PIERCE, FENNER &
                               SMITH INCORPORATED

-------------------------------------------------------------------------------

                 SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENT

         THIS SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 29, 1998, among CLASSIC COMMUNICATIONS, INC., a Delaware corporation ("Holdings"), J. MERRITT BELISLE ("Belisle"), STEVEN E. SEACH ("Seach"), and BRYAN D. NOTEBOOM ("Noteboom") (Belisle, Seach and Noteboom are collectively known as "Management Stockholders"), BT CAPITAL PARTNERS, INC., a Delaware corporation ("BT Capital"), UNION BANCAL VENTURE CORPORATION, a Delaware corporation ("Union Bancal"), AUSTIN VENTURES, L.P., a Delaware limited partnership ("Austin"), AUSTIN VENTURES III-A, L.P., a Delaware limited partnership ("Austin III-A"), AUSTIN VENTURES III-B, L.P., a Delaware limited partnership ("Austin III-B"; Austin, Austin Ill-A, and Austin III-B are collectively referred to as "Austin Ventures"), TEXAS GROWTH FUND ("Growth Fund"), NATIONSBANC CAPITAL CORP. ("NationsBanc"), a Texas corporation (Austin, Austin III-A, Austin III-B, Union Bancal, Growth Fund, BT Capital and NationsBanc are collectively referred to as the "Investors" and individually as an "Investor,") and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Initial Purchaser"). The Management Stockholders and Investors are collectively referred to as the "Stockholders" and individually as a "Stockholder").

         This Agreement is made pursuant to the Purchase Agreement, dated as of July 22, 1998, between Holdings and the Initial Purchaser (the "Initial Purchaser"), relating to the sale by Holdings to the Initial Purchaser of an aggregate of 114,000 Units, each unit consisting of $ 1,000 principal amount 13-1/4% Senior Discount Notes due 2009 (the "Discount Notes") and three shares (342,000 shares in the aggregate, the "Shares") of Common Stock, par value $0.01 per share, of Holdings. In order to induce the Initial Purchaser to enter into the Purchase Agreement, Holdings has agreed to provide to the Initial Purchaser and its direct and indirect transferees (the "Holders"), among other things, the registration rights for the Common Stock set forth in this Agreement and the Stockholders have agreed to provide the Holders, among other things, the take-along rights for the Common Stock set forth herein. The execution of this Agreement is a condition to the obligations of the Initial Purchaser to purchase the Units under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1 . Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

             "Affiliate" means, when used with reference to any, Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated, "controlling" and "controlled" have meanings correlative of the foregoing. Neither the Initial Purchaser nor any of its Affiliates shall be deemed to be an Affiliate of Holdings or of any of its Subsidiaries or Affiliates.

         "Business Day" shall mean a day that is not a Legal Holiday.

         "Capital Stock" means any and all shares, interests, participations, or other equivalents (however designated) of corporate stock of Holdings, including each class of common stock and preferred stock of Holdings, together with any warrants, rights, or options to purchase or acquire any of the foregoing.

         "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

         "Common Stock" shall mean the common stock, par value $0.1 per share of Holdings.

         "Company" shall mean Classic Cable, Inc., a Delaware corporation and Holdings' wholly owned subsidiary.

         "Definitive Certificate" shall mean a certificate representing Shares in definitive registered form, other than a Global Certificate.

         "Demand Registration" shall have the meaning set forth in Section 2.1.

         "Depository" shall mean, with respect to Shares represented by one or more Global Certificates, The Depository Trust Company or another person designated as Depository by Holdings, which must be a clearing agency registered under the Exchange Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" of a share of Common Stock on any date means (i) the average of the last reported sale prices for a period of 20 consecutive trading days ending 5 days prior to such date of the high and low sale prices (or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the closing bid and closing ask prices), as reported in the composite transactions for the New York Stock Exchange, or
(ii) if the Common Stock is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the security is listed or admitted to trading or, (iii) if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated or, (iv) if the Common Stock is not listed or traded on any national securities exchange and prices for the security are not reported by NASDAQ or the National Quotation Bureau Incorporated, the value as determined (without any discount for lack of liquidity, the amount of Common Stock proposed to be sold or the fact that the shares of Common Stock held by any Holder of such Common Stock may represent a minority interest in a private company) by a nationally recognized investment banking firm selected by Holdings for the determination of such value.

         "Global Certificate" shall mean a certificate representing all or part of the Shares issued to the Depository.

         "Holder" shall mean the Initial Purchaser, for so long as it owns any Common Stock, and each of its successors, assigns and direct and indirect transferees who become registered owners of Common Stock.

         "Holdings" shall have the meaning set forth in the preamble and shall also include Holdings' successors.

         "Indenture" means the Indenture, dated July 29, 1998 between Holdings and Banc One, N.A., as trustee.

         "Initial Purchaser" shall have the meaning set forth in the preamble.

         "Legal Holiday" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday.

         "Management Stockholders" shall have the meaning set forth in the preamble and shall include any of such Person's Permitted Transferees.

         "Non-Qualified Transferee" shall mean any person that is not a Permitted Transferee.

         "Permitted Transferees" shall mean (A) the Permitted Holders as that term is defined in the Indenture and (B) Holdings.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Piggy-Back Registration" shall have the meaning set forth in Section 2.2.

         "Purchase Agreement" shall have the meaning set forth in the preamble.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Registrable Securities" shall mean any of (i) the Shares and (ii) Common Stock or other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection, with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and, such securities shall have been disposed of pursuant to such Registration Statement, (ii) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such securities shall have been otherwise transferred by such holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Holdings or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

         "Registration Expenses" shall mean all expenses incident to Holdings' performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for Holdings and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities) and other reasonable out-of-pocket expenses of Holders.

         "Registration Statement" shall mean any registration statement of Holdings which covers any of the Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Regulation S" shall mean Regulation S under the Securities Act.

         "Requisite Shares" shall mean a number of Registrable Securities equal to not less than 25% of the Registrable Securities held in the aggregate by all Holders.

         "Restricted Security" shall have the meaning set forth in Rule 144(a)(3) under the Securities Act.

         "Rule 144" shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 19' )3, as amended from time to time.

         "Selling-Holder" shall mean a Holder who is selling Shares in accordance with the provision of Section 2.2, 2.3, 3.3 or 3.4 hereof.

         "Separability Date" shall have the meaning ascribed in Section 3.6 hereof.

         "Shares" shall have the meaning set forth in the preamble.

         "Shelf Registration" shall have the meaning set forth in Section 2.4.

         "Stockholders" shall have the meaning set forth in the preamble and shall include any of such Person's Permitted Transferees.

         "Trading-Day" means each day on which the securities exchange or quotation system which is used to determine Fair Market Value is open for trading or quotation.

         "Transfer Agent" means American Stock Transfer & Trust Company and any successor transfer agent or registrar for the Common Stock.

2. Registration Rights.

         2.1 Demand Registration.

         (a) Request for Registration. At any time after the 180th day following the earlier of (i) the listing of the Common Stock on any national securities exchange or the inclusion for trading of the Common Stock in NASDAQ or (ii) an initial public offering pursuant to an effective registration statement under the Securities Act of Common Stock, Holders owning, individually or in the aggregate, at least the Requisite Shares may make a written request for registration under the Securities Act of their Registrable Securities (a "Demand Registration"). Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof Holdings shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders. Within 20 days after receipt of such notice by any Holder, such Holder may request in writing that Registrable Securities be included in such registration and Holdings shall include in the Demand Registration the Registrable Securities of any such Selling Holder requested to be so included (the "Included Shares"). Each such request by such other Selling Holders shall specify the number of Included Shares proposed to be sold and the intended method of disposition thereof. Subject to Section 2.1(c), Holdings shall be required to register Registrable Securities pursuant to this Section 2.1 on a maximum of three separate occasions.

                  (b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and Holdings has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the act or omissions of the Selling Holders), such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2.1 does not remain effective for a period of at least 90 days beyond the effective date thereof or until the consummation of the distribution by the Selling Holders of the Included Shares, then Holdings shall continue to be obligated to effect an additional registration pursuant to this Section 2.1. The Selling Holders of Registrable Securities shall be permitted to withdraw all or any part of the Included Shares from a Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Included Shares are withdrawn from the Demand Registration so that such Registration Statement does not cover at least 25% of the Registrable Securities held by all Holders, the Selling Holders who have not withdrawn their Included Shares shall have the opportunity to include an additional number of Registrable Securities in the Demand Registration so that such Registration Statement covers at least 25% of the Registrable Securities held by all Holders. If an additional number of Registrable Securities is not so included, Holdings may withdraw the Registration Statement. Such withdrawn Registration Statement will not count as a Demand Registration and Holdings shall continue to be obligated to effect a registration pursuant to this Section 2.1.

                  (c) Priority in Demand Registrations Pursuant to Section 2.1. If a Demand Registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises Holdings in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Holdings which are not Registrable Securities) exceeds the number which can be sold in such offering, Holdings will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, Holdings may include in such registration the securities Holdings proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold.

                  (d) Selection of Underwriter. If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Selling Holders making such Demand Registration shall select one or more nationally recognized firms of investment bankers, who shall be reasonably acceptable to Holdings, to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

                  (e) Expenses. Holdings will pay all Registration Expenses in connection with the registrations requested pursuant to Section 2.1(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement requested pursuant to this
Section 2.1.

                  2.2 Piggy-Back Registration. If at any time Holdings proposes to file a Registration Statement under the Securities Act with respect to an offering by Holdings for its own account or for the account of any of its respective security holders of any class of its common equity securities (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (ii) a Registration Statement filed in connection with an exchange offer or offering of securities solely to Holdings' existing security holders or (iii) a Demand Registration or Shelf Registration), then Holdings shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder) (a "Piggy-Back Registration"). Holdings shall use its best efforts to cause the managing Underwriter or Underwriters of such proposed underwritten offering to pen-nit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of Holdings or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to Holdings of its request to withdraw. Holdings may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that Holdings shall give prompt notice thereof to participating Selling Holders. Holdings will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 2.2.

                  No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve Holdings of its obligation to effect a registration pursuant to Section 2.1 or Section 2.5.

                  2.3 Reduction of Offering,

                  (a) Piggy-Back Registration. If the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 have informed, in writing. the Selling Holders of the Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which Holdings, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the number of shares to be offered for the account of the Selling Holders and all such other Persons (other than Holdings) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing Underwriters; provided. however, that if such offering is effected for the account of any security holder of Holdings other than the Selling Holders, pursuant to the demand registration rights of any such security holder, then the number of shares to be offered for the account of Holdings (if any) and the Selling Holders (but not such security holders who have exercised their demand registration rights) shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing Underwriters.

                  (b) If, as a result of the proration provisions of this
Section 2.3, any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a withdrawal Election, a Selling Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

                  2.4 Shelf Registration. If prior to August 1, 2003, Holdings has not completed an initial public offering of its Common Stock, Holdings shall prepare and file with the SEC a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Shelf Registration") and take all steps necessary to cause such Shelf Registration to become effective and to permit the Holders to dispose of Registrable Securities Holdings shall file with the SEC the Shelf Registration on or prior to 30 days after such date (the "Filing Date"). The Shelf Registration shall be on the appropriate form permitting registration of such Registrable Securities for resale by the Holders thereof in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). Holdings shall use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to 60 days after the Filing Date (the "Effectiveness Date") and to keep the Shelf Registration continuously effective under the Securities Act until (i) the date which is 36 months following the date on which the Shelf Registration was initially declared effective by the SEC (the "Effectiveness Period"), or (ii) such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold, provided that the Effectiveness Period shall be extended to the extent required solely to permit dealers to comply with the applicable prospectus delivery requirements under Rule 174 under the Securities Act in connection with sales of Common Stock other than sales pursuant to the Shelf Registration.

                  3. Transfers of Shares.

                  3.1 Generally. All Shares at any time and from time to time outstanding shall be held subject to the conditions and restrictions set forth in this Agreement. the provisions of which shall apply equally to the Stockholders and their transferees (except as otherwise expressly stated), and each Stockholder by executing this Agreement or by accepting a certificate representing shares of Common Stock or other indicia of ownership therefor from Holdings agrees with Holdings and with each other Stockholder to such conditions and restrictions.

                  3.2 Restrictions on Transfer.

                  (a) No Stockholder shall sell, assign, give, transfer, exchange, convert, devise, bequeath, pledge or otherwise dispose of (collectively, "transfer") any Shares or any interest therein except (A) in compliance with Sections 3.5 and 3.6 and (B)(i) to a Permitted Transferee, (ii) in a transaction that complies with Section 3.3 or (iii) pursuant to an effective Registration Statement under the Securities Act. Each certificate representing shares of Common Stock shall contain conspicuous notation on such certificate indicating that the transfer of such shares of Common Stock is subject to the terms and restrictions of this Agreement, and each Stockholder consents to the placement of such legend on the certificate or certificates representing the shares of Common Stock owned by such Stockholder.

                  (b) Each Holder agrees that it will not transfer any Shares or any interest therein except in compliance with Sections 3.5 and 3.6.

                  3.3 Take-Along Rights.

                  (a) In the event that, after the Separability Date, any of the Stockholders proposes to transfer (other than in a bona fide public distribution pursuant to an effective Registration Statement under the Securities Act) in a single transaction or a series of related transactions a number of shares of Common Stock greater than or equal to 10% of the shares of Common Stock collectively owned by the Stockholders on the date hereof to a Non-Qualified Transferee, such Stockholders (the "Selling Stockholders") shall give written notice (the "Take-Along, Notice") to the Holders of Common Stock (the "Non-Selling Stockholders") stating (i) the name and address of the Non-Qualified Transferee, (ii) the price and terms upon which the Non-Qualified Transferee proposes to purchase Shares owned by any Stockholder and (iii) the number of shares proposed to be transferred to the Non-Qualified Transferee. The Non-Selling Stockholders each shall have the irrevocable and exclusive option, but not the obligation (the "Take-Along Option"), to sell to the Non-Qualified Transferee, up to such number of Shares proposed to be sold by the Selling Stockholders (the "Included Shares") determined in accordance with Section 3.3(b), at the price and on the terms set forth in the Take-Along Notice. The Take-Along Option shall be exercised by any or all of the Non-Selling Stockholders by giving written notice to the Selling Stockholders proposing to make such transfer, within ten business days of receipt of the Take-Along Notice. indicating its election to exercise the Take-Along Option (the "Participating Stockholders"). Failure by any Non- Selling Stockholder to give such notice within the ten business day period shall be deemed an election by such Non-Selling Stockholder not to sell its Shares pursuant to that Take-Along Notice.

The closing with respect to any sale to a Non-Qualified Transferee pursuant to this Section shall be held at the time and place specified in the Take-Along Notice but in any event within 30 days of the date the Take-Along Notice is given; provided that if through the exercise of reasonable efforts the Selling Stockholders are unable to cause such transaction to close within 30 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of shares by any Selling Stockholder to a Non-Qualified Transferee shall be conditioned upon consummation of the sale by each Participating Stockholder to such NonQualified Transferee of the Included Shares, if any. As used in this Section 3 )3(a), the term "transfer" shall be deemed to include all transactions or series of transactions pursuant to which beneficial ownership of Common Stock is succeeded, directly or indirectly, to a Non-Qualified Transferee, regardless of the number or type of intermediate entities or transactions between a Management Stockholder and such Non-Qualified Transferee.

                  (b) The number of Shares purchased from each Participating Stockholder and the Selling Stockholders and the number of shares of Common Stock purchased from each other Person (the "Other Take-Along Persons") who has a right to sell and who has exercised such night to sell shares of Common Stock pursuant to the Amended and Restated Stockholders Agreement, dated as of October 31, 1995, and as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (the "Amended 1995 Shareholder Agreement") among Holdings and the Stockholders, shall be determined by multiplying the aggregate number of Shares proposed to be purchased from the Selling Stockholders or their Permitted Transferees by a Non-Qualified Transferee by a fraction, the numerator of which is the total number of Shares owned by such Participating Stockholder or such Selling Stockholder or the total number of shares of Common Stock owned by such Other Tag- Along Persons, as the case may be, and the denominator of which is the sum of the total number of Shares owned by all Participating Stockholders, the total number of Shares owned by the Selling Stockholders and the total number of shares of Common Stock owned by the Other Tag-Along Persons. In the event that any Participating Stockholder shall elect to sell less than the maximum number of Shares he is entitled to sell pursuant to the provisions of this Section 3.3(b) then each other Participating Stockholder and each Other Tag-Along Person shall have the right to sell additional Shares and shares of Common Stock, as the case may be, pro rata. according to the respective number of Shares and shares of Common Stock offered for sale by the Participating Stockholders and the Other Tag-Along Persons.

                  (c) The Selling Stockholders who are parties to a sale to a Non-Qualified Transferee shall arrange for payment directly by the Non-Qualified Transferee to each Participating Stockholder, upon delivery of the certificate or certificates representing the Shares duly endorsed for transfer, together with such other documents as the Non-Qualified Transferee may reasonably request. The reasonable costs and expenses incurred by the Selling Stockholders and Participating Stockholders in connection with a sale of Shares subject to this Section 3.3 shall be allocated pro rata based upon the number of shares sold by each Stockholder to a Non-Qualified Transferee; provided that the costs and expenses shall not include the fees and expenses of more than one law firm, which firm shall be selected by the Selling Stockholders and shall be counsel of recognized national standing representing the interests of the Selling Stockholders and the Participating Stockholders, unless representation of the Selling Stockholders and the Participating Stockholders by the same counsel, due to actual or potential differing interests between them, shall create a conflict of interest, in which case the costs and expenses shall include the reasonable fees and expenses of one additional law firm designated by Participating Stockholders proposing to sell a majority of the Shares proposed to be sold by all Participating Stockholders.

                  (d) If at the end of 30 days following the date on which a Take-Along Notice was given, or as otherwise extended pursuant to the provisions of Section 3.3(a), the sale of shares of Common Stock by the Selling Stockholders and the sale of the Included Shares have not been completed in accordance with the terms of the Non-Qualified Transferee's offer, all certificates representing the Included Shares shall be returned to the Participating Stockholders, and all the restrictions on sale, transfer or assignment contained in this Agreement with respect to Shares owned by the Selling Stockholders shall again be in effect.

                  3.4 Obligation to Sell Under Certain Circumstances.

                  (a) In the event that, after the Separability Date, the Investors determine to transfer all of the Common Stock then owned, beneficially or of record, by them in the aggregate to a Non-Qualified Transferee other than a bona fide public distribution pursuant to an effective Registration Statement under the Securities Act, the Investors shall have the right to require the Holders to sell all of the Shares then held by them to such Non-Qualified Transferee subject to the satisfaction of all of the following conditions: (i) the consideration per share of Common Stock or equivalent to be received by the Holders shall be cash or readily marketable securities which, upon receipt by a Holder, will be freely transferable and not subject to any restriction on the sale or disposition thereof-, (ii) the consideration to be received by the Holders shall be identical to the consideration per share of Common Stock or equivalent to be received by the Stockholders; (iii) the consideration per Share to be received by the Holders shall not be less than the Fair Market Value per share of the Common Stock; and (iv) after giving effect to such transaction, the Investors shall not own, directly or indirectly, any common equity security, or any warrant, options or other rights convertible into or exercisable for common equity security, of the transferee entity except as received as part of the consideration paid to all holders of Common Stock in such transaction.

                  (b) The Investors who are parties to a sale subject to this
Section 3.4, shall arrange for payment directly to each Holder, upon the closing of such sale and delivery of the certificate or certificates representing the Shares held by such Holder duly endorsed for transfer, together with such other documents as the buyer of the Common Stock may reasonably request. The reasonable costs and expenses incurred by the Stockholders and the Holders in connection with a sale of Shares subject to this Section 3.4 shall be paid by Holdings; provided that the costs and expenses shall not include the cost of more than one law firm, which firm shall be selected by Holdings and shall be counsel of recognized national standing.

                  (c) The Holders shall not be required to make any representation or warranty in connection with any sale Shares pursuant to this
Section 3.4, except, as to each Holder, representations concerning such Holder's title to the Shares to be transferred by it and such Holder's ability to transfer such Shares.

                  3.5 Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Definitive Certificates. Holdings and the Transfer Agent shall not be obligated to register the transfer or exchange of any Definitive Certificate that is a Restricted Security unless such Shares are delivered to the Transfer Agent duly endorsed or accompanied by written instruments of transfer and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Security is being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit A hereto); or

                           (B) if such Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144, a certification to that effect (in substantially the form of Exhibit A hereto); or

                           (C) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Act, a certification to that effect (in substantially the form of Exhibit A hereto) and an Opinion of Counsel reasonably acceptable to Holdings and to the Transfer Agent to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Definitive Certificate for a Beneficial Interest in a Global Certificate. A Definitive Certificate may not be exchanged for a beneficial interest in a Global Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of a Definitive Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Transfer Agent, together with:

                           (A) if such Definitive Certificate represents Restricted Securities, certification, substantially in the form of Exhibit A hereto, that such Definitive Certificate is being transferred to a Qualified Institutional Buyer (as defined in Rule
                                    144A) in accordance with Rule 144A; and

                           (B) whether or not such Definitive Certificate represents Restricted Securities, written instructions directing the Transfer Agent to make, or to direct the Depositary to make, an endorsement on the Global Certificate to reflect an increase in the aggregate number of shares of Common Stock represented by the Global Certificate, then the Transfer Agent shall cancel such Definitive Certificate and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Transfer Agent, the number of shares of Common Stock represented by the Global Certificate to be increased accordingly. If no Global Certificate is then outstanding, Holdings shall issue and the Transfer Agent shall authenticate a new Global Certificate in the appropriate amount.

                  (c) Transfer and Exchange of Global Certificate. The transfer and exchange of a Global Certificate or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                  (d) Transfer of a Beneficial Interest in a Global Certificate for a Definitive Certificate.

                  (i) Subject to Section 3.6, any person having a beneficial interest in a Global Certificate may upon request exchange such beneficial interest for a Definitive Certificate. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Certificate and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of a beneficial interest in shares that are Restricted Securities only, the following additional information and documents:

                           (A) If such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit A hereto); or

                           (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A) in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit A hereto); or

                           (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit A hereto) and an opinion of counsel from the transferee or transferor reasonably acceptable to Holdings and to the Transfer Agent to the effect that such transfer is in compliance with the Act, then the Transfer Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Transfer Agent, the aggregate amount of the Global Certificate to be reduced and, following such reduction, Holdings will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as defined), the Transfer Agent will authenticate and deliver to the transferee a Definitive Certificate.

         (ii) Definitive Certificates issued in exchange for a beneficial interest in a Global Certificate pursuant to this Section 3.5(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent in writing. The Transfer Agent shall deliver such Definitive Certificates to the persons in whose names such Definitive Certificates are registered.

         (e) Restrictions on Transfer and Exchange of Global Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 3.5), a Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) Issuance of Definitive Certificates in Absence of Depository. If at anytime:

         (i) the Depositary for the Global Certificates notifies Holdings that the Depositary is unwilling or unable to continue as Depositary for the Global Certificates and a successor Depositary for the Global Certificates is not appointed by Holdings within 90 days after delivery of such notice; or

         (ii) Holdings, at its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Definitive Certificates under this Agreement and such action would not cause the Common Stock to be ineligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market, then Holdings will execute, and the Transfer Agent, upon receipt of an officers' certificate signed by two officers of Holdings (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate") requesting the authentication and delivery of Definitive Certificates, will authenticate and deliver Definitive Certificates, in an aggregate number equal to the aggregate number of shares represented by the Global Certificate, in exchange for such Global Certificate.

         (g) Legends.

         (i) Except as permitted by the following paragraph (ii), each Definitive Certificate (and all shares of Common Stock issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

                           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF. U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 5 01 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE THE SECURITY WAS HELD BY AN AFFILIATE OF THE COMPANY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS

                           TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRANSFER AGENT AND HOLDINGS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

         (ii) Upon any sale or transfer of any share of Common Stock that is a Restricted Security (including any Restricted Security represented by a Global Certificate) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Restricted Security represented by a Definitive Certificate, the Transfer Agent shall permit the holder thereof to exchange such Restricted Security for a Definitive Certificate that does not bear the first paragraph of the legend set forth above and rescind any related restriction on the transfer of such Restricted Security; and

                           (B) any Restricted Security represented by a Global Certificate shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 3.5(c) through (f); provided, however, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Certificate for a Definitive Certificate that does not bear the first paragraph of the legend set forth above, which request is made in reliance upon Rule 144, the holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit A hereto).

                  (iii) Any Global Certificate shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                                    THIS SECURITY IS A GLOBAL CERTIFICATE AND IS
                           REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 29,1998 AMONG THE ISSUER, MERRILL, LYNCH, PIERCE. FENNER & SMITH INCORPORATED AND THE STOCKHOLDERS PARTY THERETO (THE "SHAREHOLDERS AGREEMENT"), AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SHAREHOLDERS AGREEMENT.

                                    UNLESS THE CERTIFICATE IS PRESENTED BY AN
                           AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                (h) Cancellation and/or Adjustment of a Global Certificate. At such time as all beneficial interests in a Global Certificate have either been exchanged for Definitive Certificates, redeemed, repurchased or canceled, such Global Certificate shall be returned to or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for Definitive Certificates, redeemed, repurchased or canceled, the number of shares of Common Stock represented by such Global Certificate shall be reduced and an endorsement shall be made on such Global Certificate, by the Transfer Agent to reflect such reduction.

                  (i) Obligations with Respect to Transfers and Exchanges of Definitive Certificates.

                  (i) To permit registrations of transfers and exchanges, Holdings shall execute. at the Transfer Agent's request, and the Transfer Agent shall countersign and register Definitive Certificates and Global Certificates.

                  (ii) All Definitive Certificates and Global Certificates issued upon any registration, transfer or exchange of Definitive Certificates or Global Certificates shall be validly issued, fully paid and nonassessable.

                  3.6      Separation of Shares from Discount Notes.

                  (a) The Discount Notes and Shares offered pursuant to the Purchase Agreement will initially be represented by a single certificate and will not be separately transferable prior to the close of business on the earlier of (the "Separability Date") (i) February 1, 1999, (ii) the date a registration statement with respect to a registered exchange offer for the Discount Notes or covering the sale by Holders of the Discount Notes is declared effective under the Securities Act, (iii) the occurrence of an Event of Default with respect to the Discount Notes or (iv) such earlier date as may be determined by the Initial Purchaser and specified to the Transfer Agent and Holdings in writing, at which time such Shares shall be separately transferable.

                  3.7 Issuances of Common Stock. Holdings covenants and agrees that it will not issue any shares of Common Stock or of capital stock for less than its fair market value as determined in good faith by Holdings' Board of Directors, other than pursuant to any issuance of Common Stock pursuant to the exercise of options and warrants outstanding as of the date of this Agreement.

                  3.8 Waiver of Certain Provisions. The Company and the Stockholders hereby waive the requirement in Section 3.4 of the Amended 1995 Shareholder Agreement with respect to the Shares and any other provision of such agreement or any other agreement between the Company and the Stockholders which conflicts with the provisions of this Agreement.

                  4. Registration Procedures. In connection with the obligations of Holdings with respect to any Registration Statement pursuant to Sections 2.1,
2.2 and 2.4 hereof, Holdings shall:

                           (a) prepare and file with the SEC a Registration
Statement on the appropriate form under the Securities Act, which form (i) shall be selected by Holdings and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and Holdings shall use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof and for such additional period as may be required pursuant to Section 6 hereof,

                           (b) prepare and file with the SEC such amendments and
post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

                           (c) furnish to each Holder of Registrable Securities
and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

                           (d) use their best efforts to register or qualify the
Registrable Securities under all applicable state securities or Blue Sky laws of such jurisdictions as any Holder thereof covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that Holdings shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                           (e) notify each Holder of Registrable Securities
promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of Holdings contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if Holdings receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading;

                           (f) make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                           (g) furnish to each Holder of Registrable Securities
and to the Purchaser, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (with documents incorporated therein by reference or exhibits thereto);

                           (h) cooperate with the Selling Holders of Registrable
Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities:

                           (i) upon (A) the occurrence of any event contemplated
by Section 4(e)(v) hereof or (B) the availability of audited financial statements of Holdings for any fiscal year (and in no event later than is required to cause the Prospectus to comply with Section I O(a) of the Securities
Act), use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Holdings shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated therein by reference in the event that, and for so long as, an event occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in Holdings' good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. Holdings agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until Holdings has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or Holdings determines in good faith that such disclosure is not necessary, Holdings agrees promptly to notify each Holder of such determination, to amend or supplement the Prospectus if necessary to correct any untrue statement or omission therein and to furnish each Holder such numbers of copies of the Prospectus as so amended or supplemented as each Holder may reasonably request;

                           (j) A reasonable time prior to the filing of any
Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders and make available for discussion of such document the representatives of Holdings as shall be reasonably requested by the Holders of Registrable Securities;

                           (k) Enter into an underwriting agreement in form,
scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of Holdings and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to Holdings and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters;
(iii) obtain "cold comfort" letters and updated thereof from the independent certified public accountants of Holdings (and, if necessary, any other independent certified public accountants of any subsidiary of Holdings or of any business acquired by Holdings for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

                           (1) Make available for inspection by a representative
of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such representative of the holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Holdings and its subsidiaries, and cause the officers, directors and employees of Holdings and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement;

                           (m) Comply with all applicable rules and regulations
of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any 12-month period (or 120 days after the end of any 12-month period if such period is a fiscal year (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registrable Statement, which statements shall cover said 12-month periods;

                           (n) if requested by the Holders in connection with
any Registration Statement, shall use its best efforts to cause (w) counsel for Holdings to deliver an opinion relating to the Registration Statement and the Common Stock, in customary form, (x) its officers to execute and deliver A customary documents and certificates requested by a representative of the Holders or any underwriter, as applicable and (y) its independent public accountants to provide a comfort letter in customary form;

                  Holdings may, as a condition to such Holder's participation in any Registration Statement, require each Holder of Registrable Securities to (i) furnish to Holdings such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as Holdings may from time to time reasonably request in writing and (ii) agree in writing to be bound by this Agreement.

                  5.  Indemnification and Contribution.

                  (a) Holdings agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by an), untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by an), omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if Holdings shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are causer by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to Holdings in writing by such Holder expressly for use in any such Registration Statement or Prospectus.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless Holdings, its directors, its officers and each person, if any, who controls Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Holdings to such Holder, but only with reference to information relating to such Holder furnished to Holdings in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against which such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified parry shall have mutually agreed in writing to the retention of such counsel or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final Judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings on the one hand and the Holders on the other hand from the offering of such Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Holdings on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holdings or by the Holders and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Holdings and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         6. Market Making. Holdings shall give the Initial Purchaser notice of its intention to file any Registration Statement hereunder not less than ten business days prior to the filing thereof with the SEC. If the Initial Purchaser or any of its Affiliates in the reasonable judgment of the Initial Purchaser would be required to deliver a prospectus in connection with sales of Common Stock following the sale of such Common Stock to the public pursuant to the Registration Statement (other than solely as a result of the Initial Purchaser acting as an underwriter or dealer in connection with the Registration Statement), Holdings shall, upon the request of the Initial Purchaser, (i) include in the Registration Statement and the related Prospectus a "Plan of Distribution" section permitting the Initial Purchaser to use such Prospectus in connection with sales of the Common Stock in the course of its trading activities as a broker-dealer and (ii) notwithstanding an), other provision this Agreement maintain the effectiveness of such Registration Statement and comply with the provisions of Section 4 hereof with respect to the Registration Statement until the Initial Purchaser advises Holdings that it is no longer required to deliver a prospectus in connection with sales of the Common Stock.

                  If the Initial Purchaser exercises its rights under this
Section 6, it shall be deemed and shall have the rights of "Holder" of Registrable Securities and a Holder under Section 4 hereof and indemnify Holdings and be indemnified by Holdings as a Holder under Section 5 hereof.

         7. Miscellaneous.

                  (a) No Inconsistent Agreements. Holdings has not entered into nor will Holdings on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Holdings' other issued and outstanding securities, if any, under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Holdings has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities proposed to be sold.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, Telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to Holdings by means of a notice given in accordance with the provisions of this
Section 7(c), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to Holdings, initially at Holdings' address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c), with a copy to Winstead Sechrest & Minick, P.C., 100 Congress Avenue, Suite 800, Austin. Texas 78701-4042; Attention: Cary Ferchill, Esq.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered, five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, SUCH Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

                  (E) THIRD PARTY BENEFICIARY. THE HOLDERS SHALL BE A THIRD PARTY BENEFICIAL TO THE AGREEMENTS MADE HEREUNDER BETWEEN HOLDINGS AND THE STOCKHOLDERS, ON THE ONE HAND, AND THE INITIAL PURCHASER, ON THE OTHER HAND, AND THE INITIAL PURCHASER SHALL HAVE THE RIGHT TO ENFORCE SUCH AGREEMENTS DIRECTLY TO THE EXTENT IT DEEMS SUCH ENFORCEMENT NECESSARY OR ADVISABLE TO PROTECT ITS RIGHTS OR THE RIGHTS OF HOLDERS HEREUNDER.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (H) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (i) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, Holdings acknowledges that any failure by Holdings to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which monetary damages would not be adequate, that it would not be possible to measure damages for such injuries precisely and that, in the event of an), such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce Holdings' obligations under
Section 2.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  CLASSIC COMMUNICATIONS, INC.

                                  By: /s/ J. MERRITT BELISLE
                                      ------------------------------
                                          J. Merritt Belisle
                                          Chief Executive Officer

                                  By: /s/ J. MERRITT BELISLE
                                      ------------------------------
                                          J. Merritt Belisle


                                  By: /s/ STEVEN E. SEACH
                                      ------------------------------
                                          Steven E. Seach


                                  By: /s/ BRYAN D. NOTEBOOM
                                      ------------------------------
                                          Bryan D. Noteboom

                                  AUSTIN VENTURE, L.P.
                                  By:      AV PARTNERS, L.P.
                                           By: /s/  JEFFERY C. GARVEY
                                               ------------------------------
                                                    Jeffery C. Garvey
                                                    General Partner


                                  AUSTIN VENTURE III-A, L.P.
                                  By:      AV PARTNERS III, L.P.
                                           By: /s/  JEFFERY C. GARVEY
                                               -----------------------------
                                                    Jeffery C. Garvey
                                                    General Partner


                                  AUSTIN VENTURE III-B, L.P.
                                  By:      AV PARTNERS III, L.P.
                                           By: /s/  JEFFERY C. GARVEY
                                               -----------------------------
                                                    Jeffery C. Garvey
                                                    General Partner


                                  NATIONSBANC CAPITAL CORP.
                                  By: /s/  ROBERT H. SHERIDAN
                                      --------------------------------------
                                           Robert H. Sheridan
                                           Senior Vice President


                                  TEXAS GROWTH FUND
                                  By: /s/  JAMES J. KOZLOWSKI
                                      --------------------------------------
                                           James J. Kozlowski
                                           President


                                  BT CAPITAL PARTNERS, INC.
                                  By: /s/  ROBERT J. MARAKOVITS
                                      --------------------------------------
                                           Robert J. Marakovits
                                           President


                                  MERRILL, LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED
                                  By: /s/  TRISTRAM E. COLLINS
                                      --------------------------------------
                                           Tristram E. Collins
                                           Vice President


                                  UNION BANCAL VENTURE CORPORATION
                                  By: /s/  BILL GOOCH
                                      --------------------------------------
                                           Bill Gooch, Senior Vice President

                                  By: /s/  ROBERT S. CLARKE
                                      --------------------------------------
                                           Robert S. Clarke, President

                                                                      Exhibit A


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF COMMON STOCK



  Re:   Common Stock (the "Common Stock")
        of Classic Communications, Inc.

        This Certificate relates to ___________ shares of Common Stock held in*____________ book-entry or*___________ definitive form by (the "Transferor").

  The Transferor:*

        [ ]   has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Global Certificate held by the Depository a certificate or certificates representing shares of Common Stock in definitive, registered form equal to its beneficial interest in the shares of Common Stock represented by such Global Certificate (or the portion thereof indicated above); or

        [ ]   has requested the Transfer Agent by written order to exchange or register the transfer of a certificate or certificates representing shares of Common Stock.

        In connection with such request, the Transferor does hereby certify that Transferor is familiar with the Shareholders and Registration Rights Agreement ("Agreement") relating to the shares of Common Stock and the restrictions on transfers thereof as provided in Section 3.5 of such Agreement, and that the transfer of shares of Common Stock requested hereby does not require registration under the Securities Act (as defined below) because:

        [ ]   Such shares of Common Stock are being acquired for the
  Transferor's own account, without transfer.

        [ ]   Such shares of Common Stock are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 19') 3, as amended (the "Securities Act")), in reliance on Rule 144A.

        [ ]   Such shares of Common Stock are being transferred in accordance with Rule 144 under the Securities Act.

        [ ]   Such shares of Common Stock are being transferred pursuant to an effective registration statement under the Securities Act.

        [ ]   Such shares of Common Stock are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.



                                       ----------------------------------------
                                       [INSERT NAME OF TRANSFEROR]

                                       By:
                                          -------------------------------------

  Date:
       ------------------------
         *Check applicable box.













                                       -2-